CONSENT OF INDEPENDENT ACCOUNTANTS





     We consent to the incorporation by reference in the registration statements of 1st Source Corporation on Forms S-8 of our report dated January 22, 1996, on our audits of the consolidated financial statements of 1st Source Corporation and subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is incorporated by reference in this Annual Report on Form 10-K of 1st Source Corporation for the year ended December 31, 1995.







                                  /s/ COOPERS & LYBRAND LLP
                                   COOPERS & LYBRAND L.L.P.






     South Bend, Indiana
     March 27, 1996